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                                                                    EXHIBIT 10.2

                              LEASE AMENDMENT NO. 6

DATED:      MAY 31, 2005

BETWEEN:    QUEEN INVESTMENT COMPANY, LLC                   LANDLORD
            a Washington limited liability company

AND:        CELEBRATE EXPRESS. INC.                         TENANT
            a Washington corporation

      By written Lease dated October 1, 2003, Tenant leased from Landlord approximately 37,314 square feet of office and warehouse space located at 405 Business Park, 11218, 11220 and 11232 120th Avenue NE, Kirkland, Washington 98033 (hereinafter referred to as the "Premises"). By Lease Amendment No. 1, dated March 3, 2004, Tenant leased an additional approximate 3,450 square feet of office space bringing the total square feet to 40,764. By Lease Amendment No. 2, dated June 8, 2004, Tenant extended the lease term for space 11218. By Lease Amendment No. 3, dated November 30, 2004, Tenant extended the lease term for space 11218. By Lease Amendment No. 4, dated February 11, 2005, Tenant extended the lease term for space 11218. By Lease Amendment No. 5, dated March 31, 2005, Tenant extended the lease term for space 11218. Said documents are hereinafter jointly referred to as the "Lease". Space 11218 expires June 30, 2005 and balance of the Lease expires December 31, 2008.

      Tenant now wishes to extend the term of the Lease for 6,080 square feet of office and warehouse space located at 405 Business Park, 11218 120th Avenue NE, Kirkland Washington 98033.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

      1. The Lease term for 11218 120th Avenue NE, Kirkland, Washington 98033 shall be extended for an additional forty-two (42) months commencing July 1, 2005 and continuing through December 31, 2008.

      2 Effective July 1, 2005 through June 30, 2006, base rent shall be $3,648.40, NNN per month. Effective July 1, 2006 through June 30, 2007, base rent shall increase to $3,757.85, NNN per month. Effective July 1, 2007 through December 31, 2008, base rent shall increase to $3,870.59, NNN per month

      3. Tenant agrees to pay up to $5,000.00 to the Landlord towards demolition of the mezzanine in the space located at 11216 120th Ave. NE, Kirkland, WA 98033.

      4. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the extended term.

      IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first written above.

LANDLORD:                                    TENANT:

QUEEN INVESTMENT COMPANY, LLC                CELEBRATE EXPRESS. INC.
a Washington limited liability company       a Washington corporation

By:   /s/ Richard Lea III                    By:   /s/ Darin White
      ------------------------------------       -------------------------------
Name:  Richard Lea III                       Name:  Darin White

Title: President                             Title: VP-Finance and Secretary

This Lease has been prepared for submission to you and your attorney. GVA Kidder Mathews is not authorized to give legal or tax advice. Neither Landlord nor GVA Kidder Matthews makes any representations or recommendations as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto. These are questions for your attorney with whom you should consult before signing the document to determine whether your legal rights are adequately protected.